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                                                               EXHIBIT 23.6
                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 8, 1999, (except for the first paragraph of Note 1, as to which the date is September 7, 1999) with respect to the financial statements of the Web Hosting Business of U.S. Republic Communications, Inc., included in the Proxy Statement of Prodigy Communications Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Prodigy Communication Corporation for the registration of 5,864,203 shares of its common stock.

                                          Ernst & Young LLP
Dallas, Texas

May 1, 2000